SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ]       Definitive Additional Materials

[ X]	Soliciting Material under Rule 14a-12

Federated Municipal Securities Income Trust Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X ] No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(4)

and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ]       Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

_______________________________________________________________

2)       Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)       Filing Party:

_______________________________________________________________

4)       Date Filed:

_______________________________________________________________

Federated New York Municipal Income Fund
A Portfolio of Federated Municipal Securities Income Trust
CLASS A SHARES (TICKER NYIFX)
CLASS B SHARES (TICKER NYIBX)

SUPPLEMENT TO SUMMARY PROSPECTUS, PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION DATED OCTOBER 31, 2016
A Special Meeting of Shareholders of Federated New York Municipal Income Fund (NYMIF) will be held at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561, at 10:00 AM (Eastern Time), on November 27, 2017, for the following purpose:
To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Municipal Bond Fund, Inc. (FMBDF) would acquire all, or substantially all, of the assets of NYMIF in exchange for Class A Shares and Class B Shares of FMBDF to be distributed pro rata by NYMIF to its shareholders of Class A Shares and Class B Shares, respectively, in a complete liquidation and dissolution of NYMIF (the “Reorganization”).
The Agreement and Plan of Reorganization was reviewed and approved by the Board of Trustees (“Board”) of Federated Municipal Securities Income Trust at a meeting held on August 18, 2017. The Board's approval of the Agreement and Plan of Reorganization is subject to further approval by the NYMIF's shareholders. NYMIF anticipates filing a prospectus/proxy statement, which will be mailed to shareholders of NYMIF on or about October 12, 2017.
The Board of Trustees has fixed September 28, 2017, as the record date for determination of shareholders entitled to vote at the Special Meeting. Holders of shares purchased after this date will not be entitled to vote at the meeting. Assuming shareholder approval is obtained, the Reorganization is expected to occur after the close of business on or about December 8, 2017. At the time of the Reorganization, it is anticipated that NYMIF will transfer most, if not all, of its then existing portfolio to FMBDF.
The estimated expenses associated with the Reorganization to be borne by NYMIF, including those related to direct proxy expenses and brokerage fees, will be provided in the forthcoming prospectus/proxy statement.
To the extent that Federated Investors, Inc., one of its subsidiaries, or its officers and directors, may be deemed to be participants in the solicitation of proxies from shareholders of the Fund in connection with the proposed proxy statement, additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed proxy statement will be included in, or incorporated into the proxy statement that the Fund intends to file with the Securities and Exchange Commission (SEC).

The foregoing is not an offer to sell, nor a solicitation to buy, shares of any acquiring fund, nor is it a solicitation of any proxy. Shareholders of the Fund, as of September 28, 2017, will be receiving a Prospectus/Proxy Statement, or an “Important Notice Regarding the Availability of Proxy Materials,” that provides additional information regarding the proposed reorganization. The Prospectus/Proxy Statement, and any other documents filed by the Fund with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or at the Fund's website at FederatedInvestors.com. Investors should read the Prospectus/Proxy Statement carefully before making any voting decision, because it contains important information.
August 28, 2017
Federated New York Municipal Income Fund
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedInvestors.com
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q453998 (8/17)
Federated is a registered trademark of Federated Investors, Inc.
2017 ©Federated Investors, Inc.